                                                                   EXHIBIT 10.23

                                ENDORSEMENT NO. 3

                         Attached to and made a part of
                             AUTOMOBILE QUOTA SHARE
                        AGREEMENT OF REINSURANCE NO. 8937
                                     between
                           SAFE AUTO INSURANCE COMPANY
                     (herein referred to as the "Company")
                                       and
                         GENERAL REINSURANCE CORPORATION
                    (herein referred to as the "Reinsurer")

IT IS MUTUALLY AGREED that as respects new and renewal policies of the Company becoming effective at and after 12:01 A.M., October 1, 2003, and policies of the Company in force at 12:01 A.M., October 1, 2003, with respect to claims and losses resulting from Occurrences taking place at and after the aforesaid time and date, this Agreement is amended as follows:

      I - ARTICLE V is amended to read:

      "ARTICLE V - LIABILITY OF THE REINSURER

The Reinsurer shall pay to the Company, with respect to each Occurrence, the Reinsurer's Quota Share Percentage of the Net Loss sustained by the Company, but not exceeding the Limit of Liability of the Reinsurer as set forth in the Schedule of Reinsurance, subject to the provisions of the following paragraphs.

                            SCHEDULE OF REINSURANCE

Company's Quota    Reinsurer's Quota   Limit of Liability
Share Percentage    Share Percentage    of the Reinsurer
----------------    ----------------    ----------------
    67.5%                 32.5%         32.5% of $50,000

The sum of 32.5% of $900 shall be deducted from the Reinsurer's share of Net Loss sustained hereunder arising out of each Occurrence.

However, if the Reinsurer's Quota Share Percentage of the Company's Subject Written Premium for the Agreement Year commencing on October 1, 2003 results in a reinsurance premium, gross of commission, greater than a cap of $120,000,000, such Quota Share Percentage of the Company's Subject Written Premium from the beginning of the calendar quarter during which such cap was exceeded though the close of the Agreement Year shall be reduced to a percentage which will result in a reinsurance premium, gross of commission, of $120,000,000 for such Agreement Year. The Reinsurer's Quota Share Percentage of Net Loss for Occurrences taking place from the beginning of the calendar quarter during which such cap was exceeded though the close of the Agreement Year shall be reduced

                         GENERAL REINSURANCE CORPORATION
                          A Berkshire Hathaway Company
accordingly and the Company's Quota Share Percentage will be increased accordingly. The amount of such cap for subsequent Agreement Years shall be mutually agreed upon.

However, if the Reinsurer's Quota Share Percentage of the Company's Subject Written Premium in all states other than Ohio, Pennsylvania, South Carolina, Georgia, Indiana, Kentucky, Mississippi, Louisiana, or Tennessee for any Agreement Year hereunder results in a reinsurance premium equal to more than 5% of the total reinsurance premium for any Agreement Year, such Quota Share Percentage of the Company's Subject Written Premium for all such states for such Agreement Year shall be reduced to a percentage which will result in a reinsurance premium of no more than 5% of the total reinsurance premium for such Agreement Year. The Reinsurer's Quota Share Percentage of Net Loss involving such states for Occurrences taking place during such Agreement Year shall be reduced accordingly and the Company's Quota Share Percentage will be increased accordingly.

Further, the sum of the Reinsurer's payment of Net Loss for Occurrences taking place during any Agreement Year and fixed commission allocable to such Agreement Year shall not exceed an Aggregate Limit of Liability equal to 112% of the reinsurance premiums, gross of fixed commission, paid under this Agreement for such Agreement Year, subject to the provisions of sub-paragraph (d) of the article entitled CONTINGENT COMMISSION.

Further, the Reinsurer's payment of Net Loss for Occurrences taking place during any Agreement Year shall not exceed the Reinsurer's portion of Estimated Net Loss as evaluated and reported by the Company to the Reinsurer 18 months after the end of the Agreement Year, or quarterly thereafter, whichever is less."

      II - Paragraph (b) of ARTICLE VII-DEFINITIONS are amended to read:

      "(b)  NET LOSS

            This term shall mean all payments by the Company within the terms and limits of its policies in settlement of claims or losses, payment of benefits, or satisfaction of judgments or awards, including prejudgment interest which erodes the policy limit, after deduction of subrogation and other recoveries and after deduction of amounts due from all other reinsurance, whether collectible or not. If the Company becomes insolvent, this definition shall be modified to the extent set forth in the article entitled INSOLVENCY OF THE COMPANY.

            This term shall also include expenditures by the Company, including declaratory judgment expenses, allocated to an individual claim or loss made in connection with the disposition of a claim, loss, or legal proceeding including investigation, negotiation, and legal expenses; court costs; prejudgment interest which does not erode the policy limit; and postjudgment interest

            Nothing in this definition shall imply that losses are not recoverable hereunder until the Company's Net Loss has been finally ascertained."

      III - Exclusion (k) in ARTICLE VIII-EXCLUSIONS is amended to read:

                         GENERAL REINSURANCE CORPORATION

      "(k) Unallocated adjustment expense, which is defined as any expenditures by the Company, other than those described in paragraph (b) of the article entitled DEFINITIONS, including office expenses and the salaries and expenses of employees of the Company or of any subsidiary or related or wholly owned company of the Company;"

      IV - ARTICLE XIII is amended to read:

"ARTICLE XIII - CONTINGENT COMMISSION

In addition to the fixed commission set forth in the article entitled REINSURANCE PREMIUM AND COMMISSION, the Reinsurer shall pay to the Company a contingent commission equal to 100% of the Positive Experience Account balance under this Agreement.

With respect to the contingent commission and the calculation thereof, the following interpretations and reporting provisions shall apply:

      (a)   EXPERIENCE ACCOUNT BALANCE

            This term shall mean:

            (1) The reinsurance premium earned from the inception of this Agreement;

            (2) Less 3.5% of the reinsurance premium earned during the first two Agreement Years and 3.0% of the reinsurance premium earned during each subsequent Agreement Year, subject to a minimum of $500,000 for each Agreement Year or portion thereof;

            (3) Less the fixed commission allowed on the reinsurance premium earned from the inception of this Agreement;

            (4) Less the Reinsurer's payments of Net Loss from the inception of this Agreement;

            (5) Less the Reinsurer's portion of reported reserves for claims and losses as of the calculation date;

            (6) Less the Reinsurer's portion of reserves for claims and losses incurred but not reported, as set forth in sub-paragraph (d) below, as of the calculation date;

            (7) Less the amount, if any, of contingent commission previously paid.

            (8) Plus the investment income on the amount, if any, by which the sum of (1) above and previous investment income credits exceeds the sum of (2), (3), (4), and (7) above and previous investment income debits as of October 1, 2003 and quarterly

                         GENERAL REINSURANCE CORPORATION
                  thereafter, based on the one year constant maturity rate, credited at the end of each calendar quarter;

            (9) Less the investment income on the amount, if any, by which the sum of (2), (3), (4) and (7) above and previous investment income debits exceeds the sum of (1) above and previous investment income credits as of October 1, 2003 and quarterly thereafter, based on the one year constant maturity rate, credited at the end of each calendar quarter.

      (b)   POSITIVE EXPERIENCE ACCOUNT BALANCE

            This term shall mean the amount by which the sum of (1) and (8) in sub-paragraph (a) above exceeds the sum of (2), (3), (4), (5), (6),
            (7) and (9) in said sub-paragraph.

      (c)   NEGATIVE EXPERIENCE ACCOUNT BALANCE

            This term shall mean the amount by which the sum of (2), (3), (4),
            (5), (6), (7) and (9) in sub-paragraph (a) above exceeds the sum of
            (1) and (8) in said sub-paragraph.

      (d)   RESERVES FOR CLAIMS AND LOSSES INCURRED BUT NOT REPORTED

            The reserves for claims and losses incurred but not reported (IBNR) shall be determined by multiplying the reinsurance premium earned, gross of commission, for each Agreement Year by the appropriate factor based on the maturity of the Agreement Year from its commencement date.

MATURITY (IN MONTHS)    IBNR FACTOR
        12                   25%
        24                   10%
        36                    5%
48 and Subsequent             0%

            However, the Company may request that the Reinsurer use a lower IBNR factor in the contingent commission calculation. If a lower factor is used, the Aggregate Limit of Liability of the Reinsurer stipulated in the article entitled LIABILITY OF THE REINSURER shall be equal to the sum of the Reinsurer's payments of Net Loss, the Reinsurer's portion of reported reserves for claims and losses, and the lower requested IBNR amount with respect to Occurrences taking place during each Agreement Year and fixed commission allocable to such Agreement Year, not to exceed 112% of the reinsurance premiums, gross of fixed commission, paid for such Agreement Year. Such lower calculated Aggregate Limit of Liability of the Reinsurer shall apply regardless of subsequent evaluation of Net Loss.

                         GENERAL REINSURANCE CORPORATION

      (e)   STATEMENTS OF CONTINGENT COMMISSION

            As soon as practicable after the end of each calendar quarter, the Reinsurer shall render to the Company a statement of contingent commission for the period from the effective date of this Agreement to the end of such quarter. The amount thereof shall be balanced against the amount of contingent commission previously paid or allowed, and the net balance due either party shall be remitted promptly.

            Upon termination of this Agreement, the Reinsurer shall render to the Company a statement of contingent commission for the period from the effective date of this Agreement until such date. The amount thereof shall be balanced against the amount of contingent commission previously paid or allowed, and the net balance due either party shall be remitted promptly. Quarterly thereafter, revised statements shall be rendered to the Company reflecting changes in the original statement until all losses which occurred during the term of this Agreement are fully discharged, and the net balance due either party because of such changes shall be remitted promptly."

      V - Paragraph (b) of ARTICLE XIV - REPORTS AND REMITTANCES is amended to read:

      "(b)  QUARTERLY REPORTS

            The Company shall report to the Reinsurer, within 30 days after the close of each calendar quarter:

            (1) The reinsurance premium earned for the quarter by line of insurance, and

            (2) The commission allowed on the reinsurance premium earned for the quarter, and

            (3) The Reinsurer's portion of Net Loss paid during the quarter by line of insurance and year of claim or loss, and

            (4) The Reinsurer's portion of salvage recovered during the quar-ter by line of insurance and year of claim or loss.

            Any amount due the Reinsurer shall be remitted with such report and any amount due the Company shall be remitted immediately upon verification of such report.

            The Company shall also report to the Reinsurer, within 30 days after the close of each quarter:

            (i) The reinsurance premium written for the quarter by line of insurance, and

                         GENERAL REINSURANCE CORPORATION

            (ii) The Reinsurer's portion of reserves for claims and losses at the end of the quarter by line of insurance and year of claim or loss, and

            (iii) The Estimated Net Loss at the end of the quarter for
                  Occurrences taking place during each Agreement Year."

      VI - In consideration of VI above applying to business in force at 12:01 A.M., October 1, 2003, the Reinsurer shall return to the Company the reinsurance premium unearned, calculated on the monthly pro rata basis as of such time and date, less the commission previously allowed thereon.

      VII - ARTICLE XV is amended to read:

"ARTICLE XV - TERMINATION

Either party may terminate this Agreement at any time by sending to the other, by registered mail to its principal office, notice stating the time and date when, not less than 90 days after the date of mailing of such notice, termination shall be effective. Upon termination of this Agreement, the Reinsurer shall not be liable for any claims or losses resulting from Occurrences taking place at and after the effective time and date of termination, except as provided in the following paragraph.

However, if there is a Negative Experience Account Balance, as defined in the article entitled CONTINGENT COMMISSION, as of the requested termination date, the Reinsurer has the option of extending the termination date of this Agreement for one year, subject to all its terms and conditions, except that upon such extended termination date, at the Reinsurer's option:

      (a) The Reinsurer shall continue to be liable, with respect to policies in force at the time and date of termination, for claims and losses resulting from Occurrences taking place until the expiration, cancellation, or next anniversary date, not to exceed one year, of each such policy of the Company, whichever occurs first. The reinsurance premium for policies in force at the time and date of termination shall be calculated by applying the provisions of the article entitled REINSURANCE PREMIUM AND COMMISSION to the monthly earned premiums that derive from the unearned premium applicable to policies in force at the time and date of termination.

      (b) The Reinsurer shall not be liable for any claims or losses resulting from Occurrences taking place at and after the effective time and date of termination.

Further, the Reinsurer may terminate this Agreement at the end of any calendar quarter within such one year extended period by sending to the Company, by registered mail to its principal office, notice stating the time and date when, not less than 30 days after the date of mailing of such notice, termination shall be effective, in such event, the Reinsurer's option, as set forth in (a) and (b) above shall apply.

                         GENERAL REINSURANCE CORPORATION

Prior to the termination date, the Reinsurer shall advise the Company as to which of the above options shall apply."

      VIII -The second paragraph of ARTICLE XVI - TERMINATION BY THE REINSURER
            UNDER SPECIAL CIRCUMSTANCES is amended to read:

"In any instance that the Reinsurer terminates this Agreement in accordance with the circumstances described in the immediately preceding paragraphs, the Reinsurer shall not be liable for claims or losses resulting from Occurrences taking place after the effective time and date of termination."

IN WITNESS WHEREOF, the parties hereto have caused this Endorsement to be executed in duplicate,

this 30 day of December,2003,

                                    SAFE AUTO INSURANCE COMPANY

                                    /s/ ARI DESHE, CEO
                                    ---------------------------
Attest: /s/ Greg Sutton
       ----------------

and this 30 day of December, 2003.

                                    GENERAL REINSURANCE CORPORATION

                                    /s/ Jon Schriber
                                    ----------------------------
                                    Vice President

Attest: /S/ William J. Brassington
       ---------------------------

                                      - 7 -
                                Endorsement No. 3
                               Agreement No. 8937

                         GENERAL REINSURANCE CORPORATION